EXHIBIT 10.5

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is made effective March 16, 2015 (the “Effective Date”) by and between Ross Stores, Inc., a Delaware corporation (“Ross” or “the Company”), and Barbara Rentler (the “Executive”), and is made in consideration for Executive’s continued eligibility for future equity awards (the sufficiency of such consideration is acknowledged by the parties). The parties hereby amend the Executive Employment Agreement between the Company and the Executive previously executed effective June 1, 2014 (the “Agreement”), as follows:

1.	Paragraph 6(c) (Termination for Cause) is hereby deleted in its entirety and replaced with the following new Paragraph 6(c):
(c) For Cause. The Company may terminate the Executive’s employment for Cause. For this purpose, “Cause” means the occurrence of any of the following (i) the Executive’s continuous failure to substantially perform the Executive’s duties hereunder (unless such failure is a result of a Disability as defined in Section 6(b)); (ii) the Executive’s theft, dishonesty, breach of fiduciary duty for personal profit or falsification of any documents of the Company; (iii) the Executive’s material failure to abide by the applicable code(s) of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of the Company; (iv) knowing or intentional misconduct by the Executive as a result of which the Company is required to prepare an accounting restatement; (v) the Executive’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company (including, without limitation, the Executive’s improper use or disclosure of confidential or proprietary information of the Company); (vi) any intentional misconduct or illegal or grossly negligent conduct by the Executive which is materially injurious to the Company monetarily or otherwise; (vii) any material breach by the Executive of the provisions of Section 9 [Certain Employment Obligations] of this Agreement; or (viii) the Executive’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which materially impairs the Executive’s ability to perform his or her duties with the Company. A termination for Cause shall not take effect unless: (1) the Executive is given written notice by the Company of its intention to terminate the Executive for Cause; (2) the notice specifically identifies the particular act or acts or failure or failures to act which are the basis for such termination; and (3) where practicable, the notice is given within sixty days of the Company’s learning of such act or acts or failure or failures to act.

2.	Paragraph 9(b) (Non-Compete) is hereby deleted in its entirety and replaced with the following new Paragraph 9(b):
(i)During the Term of Employment and for a period of 24 months following the Executive's termination of employment with the Company, the Executive shall not, directly or indirectly, own, manage, control, be employed by, consult with, participate in, or be connected in any manner with the ownership, management, operation, control of, or otherwise become involved with, any Competing Business, nor shall the Executive undertake any planning to engage in any such activity, without the Company’s written consent.
For purposes of this Agreement, a Competing Business shall mean any of the following: (1) any off-price retailer including, without limitation, Burlington Stores, Inc., The TJX Companies, Inc., and Stein Mart, Inc.; (2) Macy’s, Inc.; and (3) any affiliates, subsidiaries or successors of the businesses identified above.

Executive's Initials	Ross' Initials

EXHIBIT 10.5

(ii)Section 9(b)(i) shall not prohibit the Executive from making any investment of 1% or less of the equity securities of any publicly-traded corporation which is considered to be a Competing Business.
Except as specifically provided above, all other provisions of the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties have executed this Executive Employment Agreement effective as of the date and year first above written.

ROSS STORES, INC.	EXECUTIVE

/s/Michael Balmuth	/s/Barbara Rentler
By: Michael Balmuth	By: Barbara Rentler
Executive Chairman	Chief Executive Officer

Executive's Initials	Ross' Initials